EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Saba Software, Inc.

Ronald Kisling

Chief Financial Officer

+1.650.581.2635

rkisling@saba.com

SABA ANNOUNCES FOURTH QUARTER AND FISCAL 2003 YEAR END

FINANCIAL RESULTS

Redwood Shores, CA, June 19, 2003—Saba Software, Inc. (NASDAQ: SABA), the leading provider of human capital development and management (HCDM) solutions, today reported financial results for its fourth quarter and year ended May 31, 2003.

Fourth quarter revenue increased sequentially by 10% to $10.6 million from $9.6 million in the prior quarter, in line with prior guidance. Saba’s pro-forma net loss of $2.4 million or $0.18 per share in the fourth quarter of fiscal 2003 declined from a pro forma net loss of $3.3 million or $0.25 per share in the prior quarter. Pro-forma net loss excludes non-cash stock compensation costs, amortization of purchased intangible assets and, in the prior quarter, restructuring charges. During the quarter, deferred revenue increased to $9.5 million. Net loss in the quarter was $2.6 million or $0.20 per share compared to $4.7 million or $0.36 per share in the prior quarter. All loss per share amounts reflect Saba’s one-for-four reverse stock split, which was effective on May 12, 2003. Saba ended its fiscal year with $21.2 million in cash and investments.

In the fourth quarter of fiscal 2003, Saba completed 22 new deals demonstrating momentum in key vertical industries around the world, including financial services, life sciences, manufacturing and government. The average enterprise deal size remained essentially flat with the prior quarter at $300,000.

For the year ended May 31, 2003, Saba posted $44.4 million in total revenue compared to $55.6 million for the year ended May 31, 2002. New software sales for the year ended May 31, 2003 were $15.0 million compared to $14.9 for the year ended May 31, 2002. Net loss for the year was $17.2 million or $1.35 per share compared to $25.5 million or $2.19 per share in the prior year.

Many leading companies are deploying Saba solutions to address mission critical programs to increase productivity and speed of new product introductions.

•	Microsoft is using Saba’s Peak Performance solution to help drive individual, team and organizational readiness performance through performance improvement programs that increase the predictability of peak sales results.

•	BMW is deploying Saba to train its dealers on all new models for both its BMW and Mini lines.

•	In addition, during the quarter, Saba entered into an alliance agreement with Accenture. Saba considers Accenture an important global partner and is working with them on a number of joint opportunities.

“During the year, we grew our worldwide client base of industry-leading organizations and expanded our presence in our existing customers, despite the economic downturn in IT spending. I feel that our financial performance, along with our customer and product successes, and the basic business fundamentals of the Company are building increased momentum as we enter FY 2004,” stated Geno Tolari, Saba Chairman and CEO.

Additional news regarding Saba’s fiscal year 2003 achievements is reported in our companion press release “Saba Announces Year in Review” released today.

Business Outlook:

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	Saba anticipates revenue for fiscal 2004 to be in the range of $50-$55 million and anticipates being profitable on a GAAP basis for fiscal 2004 as a whole.

•	Saba anticipates revenue for its first quarter of fiscal 2004 (August 31, 2003) to be in the range of $10.0 to $11.0 million.

•	Saba anticipates GAAP net loss per share for its first quarter of fiscal 2004 (August 31, 2003) to be in the range of $0.14 to $0.22.

About Saba

Saba (NASDAQ: SABA) is the leading provider of human capital development and management (HCDM) solutions, which increase organizational performance through the implementation of a management system for aligning, developing, and managing people. Among the Global 2000, Saba customers include Alcatel, Anheuser-Busch, Cisco Systems, DaimlerChrysler, EMC Corp., Kaiser Permanente, Medtronic, Procter & Gamble, and VERITAS Software. Saba has received industry recognition for its solutions, and recently achieved the leader quadrant position in the Gartner 2003 e-Learning Suite “Magic Quadrant.”

Founded in 1997, Saba is headquartered in Redwood Shores, California, with offices worldwide. For more information, please visit www.saba.com or call (877) SABA-101 or (650) 779-2791.

Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. All other trademarks are the property of their respective owners.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements such as Saba’s guidance for fiscal year 2004, including the first quarter of fiscal year 2004, and Saba’s ability to achieve or sustain profitability, increase revenue, build increased momentum or execute growth opportunities. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s limited operating history and history of losses, dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, dependence on success of Saba’s channel partners, market acceptance of Saba’s products, fluctuation in customer spending, length of Saba’s sales cycle, competition, dependence on hiring key personnel, rapid technological change, dependence on new product introductions and enhancements, and potential software defects. . Readers should also refer to the section entitled “Factors That May Affect Future Operating Results” on pages 21 through 29 of Saba’s Annual Report on Form 10-K dated August 29, 2002 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

(share amounts adjusted for 1-for-4 reverse split)

	Three months ended May 31,		Year ended May 31,
	2003	2002	2003	2002
Revenues:
License	$3,401	$7,292	$16,440	$27,277
Services	7,224	6,631	27,976	28,371

Total revenues	10,625	13,923	44,416	55,648

Cost of revenues:
Cost of license	56	59	156	186
Cost of services	3,471	3,177	13,258	14,456
Amortization of acquired developed technology	194	388	1,358	1,536

Total cost of revenues	3,721	3,624	14,772	16,178

Gross profit	6,904	10,299	29,644	39,470

Operating expenses:
Research and development	2,790	3,289	11,817	14,628
Sales and marketing	5,325	6,922	26,047	30,360
General and administrative	1,669	1,758	6,514	6,855
(Reversal) amortization of deferred stock compensation and other stock charges	(40)	1,265	1,850	7,113
Amortization of goodwill and purchased intangible assets	104	904	855	3,657
Acquired in-process research and development	—	—	—	2,199

Total operating expenses	9,848	14,138	47,083	64,812

Loss from operations	(2,944)	(3,839)	(17,439)	(25,342)
Interest income and other, net	240	102	407	39

Loss before provision for income taxes	(2,704)	(3,737)	(17,032)	(25,303)
Provision for income taxes	68	(51)	(175)	(164)

Net loss	$(2,636)	$(3,788)	$(17,207)	$(25,467)

Basic and diluted net loss per share	$(0.20)	$(0.32)	$(1.35)	$(2.19)

Shares used in computing basic and diluted net loss per share	13,259	11,811	12,775	11,623

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	May 31, 2003	May 31, 2002
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$21,197	$22,141
Accounts receivable, net	9,315	12,182
Prepaid expenses and other current assets	1,218	901

Total current assets	31,730	35,224

Property and equipment, net	2,385	4,575
Other assets	6,721	8,889

Total assets	$40,836	$48,688

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,713	$1,547
Accrued expenses	6,527	7,844
Deferred revenue	9,497	10,127
Short-term debt and current portion of capital lease obligations	675	1,381

Total current liabilities	18,412	20,899

Deferred revenue	31	52
Long-term debt and other long-term liabilities	3,889	3,019
Capital lease obligations, less current portion	44	372

Total liabilities	22,376	24,342

Stockholders’ equity:
Total stockholders’ equity	18,460	24,346

Total liabilities and stockholders’ equity	$40,836	$48,688

Saba Software, Inc.

Pro forma Condensed Consolidated Statements of Operations

Excluding Amortization of Goodwill, Intangibles and Deferred Stock Compensation,

Write-off of Acquired In-Process Research and Development and Cost of Restructuring

(in thousands, except per share data)

(unaudited)

(share amounts adjusted for 1-for-4 reverse split)

	Three months ended May 31,		Year ended May 31,
	2003	2002	2003	2002
Revenues	$10,625	$13,923	$44,416	$55,648
Cost of revenues	3,527	2,894	13,272	14,008

Gross profit	7,098	11,029	31,144	41,640

Operating expenses:
Research and development	2,790	3,183	11,259	13,893
Sales and marketing	5,325	6,267	25,156	28,922
General and administrative	1,669	1,575	6,294	6,468

Total operating expenses	9,784	11,025	42,709	49,283

Income (loss) from operations	(2,686)	4	(11,565)	(7,643)
Interest income and other, net	240	102	407	39

Pro forma net income (loss) before provision for income taxes	(2,446)	106	(11,158)	(7,604)
Provision for income taxes	68	(51)	(175)	(164)

Pro forma net income (loss)	$(2,378)	$55	$(11,333)	$(7,768)

Pro forma basic net income (loss) per share	$(0.18)	$0.00	$(0.89)	$(0.67)

Shares used in computing basic net income (loss) per share	13,259	11,811	12,775	11,623

Pro forma diluted net income (loss) per share	$(0.18)	$0.00	$(0.89)	$(0.67)

Shares used in computing diluted net income (loss) per share	13,259	12,348	12,775	11,623

The above pro forma amounts have been adjusted to exclude the following items:

Amortization of acquired developed technology	$194	$388	$1,358	$1,536
(Reversal) amortization of deferred stock compensation and other stock charges	(40)	1,265	1,850	7,113
Amortization of goodwill and purchased intangible assets	104	904	855	3,657
Acquired in-process research and development	—	—	—	2,199
Cost of restructuring	—	1,286	1,811	3,194

Net effect of pro forma adjustments	$258	$3,843	$5,874	$17,699

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